GUARANTY OF PAYMENT

This Guaranty (this "Guaranty") is made as of August __ , 2007 by Surgicount Medical, Inc., a California corporation (the "Guarantor") and a wholly owned subsidiary of Patient Safety Technologies, Inc., a Delaware corporation (“Borrower”), in favor of Ault Glazer Capital Partners, Inc., a Delaware corporation (the "Company"). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Promissory Note, dated the even date hereof, issued by Borrower to the Company.

WHEREAS, it is a condition precedent to the Lender's willingness to loan the Principal Amount to Borrower under the Promissory Note, that the Guarantor agree to guarantee the performance of Borrower of its Obligations (as defined below) under the Promissory Note.

WHEREAS, the Borrower and Guarantor share an identity of interests as members of a consolidated group of companies engaged in substantially similar businesses.

WHEREAS, the Borrower provides certain centralized financial, accounting and management services to Guarantor, and the Lender's extensions of credit to the Borrower have facilitated the expansion and will enhance the overall financial strength and stability of the Borrower's consolidated group, including Guarantor.

WHEREAS, the Guarantor will derive substantial benefits as a result of the Lender's extensions of credit to the Borrower, which benefits are hereby acknowledged by the Guarantor, and the Guarantor, therefore, desire to enter into this Guaranty in order to satisfy the condition precedent described above.

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, the Guarantor hereby agrees with the Company as follows:

Section 1. Guaranty of Obligations. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees as primary obligor, and not merely as surety, the prompt performance and payment in full when due, whether at stated maturity, by acceleration or otherwise (including, without limitation, obligations that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Code, and including interest, fees and other charges whether or not a claim is allowed for such obligations in any such bankruptcy proceeding), of (i) all indebtedness, obligations and liabilities of the Borrower arising at any time, now or in the future, pursuant to the Promissory Note; (ii) all reasonable costs and expenses incurred by the Lender, including, without limitation, reasonable attorneys fees and legal expenses, in the exercise, preservation or enforcement of any of the rights, powers or remedies of the Lender, or in the enforcement of the obligations of the Guarantor, hereunder and under the Promissory Note and Security Agreement; and (iii) any renewals, continuations or extensions of any of the foregoing (all of which are referred to herein as the "Obligations")

Section 2. Fraudulent Transfer Laws. Anything contained in this Guaranty to the contrary notwithstanding, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Guarantor in respect of inter-company indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by such Guarantor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation or contribution of the Guarantor pursuant to applicable law, this Guaranty or any other agreement providing for an equitable allocation among the Guarantor and other affiliates of the Borrower of obligations arising under guaranties by such parties. This Section 2 shall be construed with the goal of maximizing the amount payable by the Guarantor hereunder without rendering it insolvent, leaving it with an unreasonably small amount of capital with which to conduct its business or leaving it unable to pay its debts as they mature, and in determining the solvency or net worth of the Guarantor.

Section 3. Nature of Guaranty: Continuing, Absolute and Unconditional.

(a) This Guaranty is and is intended to be a continuing guaranty of payment when due of the Obligations, and not of collection, and is independent of and in addition to any other guaranty, endorsement, collateral or other agreement held by the Lender therefor or with respect thereto, whether or not furnished by a Guarantor. Upon the occurrence and during the continuance of any Event of Default, the Lender may, at its sole election, proceed directly and at once, without notice, against any or all of the Guarantors to collect and recover the full amount or any portion of the Guaranteed Obligations, without first proceeding against the Borrower or against any security or collateral for the Obligations. All Obligations shall be conclusively presumed to have been created in reliance hereon.

(b) This Guaranty shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guaranty is intended by the Guarantor to be the final, complete and exclusive expression of the agreement between the Guarantor and the Lender with respect to the subject matter hereof.

(c) The obligations of the Guarantor under this Guaranty are absolute and unconditional and shall not be impaired or discharged by:

(i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower;

(ii) any extension, renewal or other alteration of any provision of the Promissory Note or Security Agreement;

(iii) any rescission, waiver, amendment or modification of any of the terms or provisions of the Promissory Note or Security Agreement;

(iv) the failure of the Lender to assert any claim or demand or to exercise or enforce any right or remedy under the Promissory Note or the Security Agreement;

(v) the sale, exchange, release, surrender, realization of or upon or the failure to perfect with respect to or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations;

(vi) the settlement or compromise of any of the Obligations, any security therefore or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or any subordination of the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Lender and the Guarantor;

(vii) application of any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lender regardless of what liability or liabilities of the Borrower remain unpaid;

(viii) the act or failure to act in any manner referred to in this Guaranty which may deprive any Guarantor of its right to subrogation or contribution against the Borrower to recover any payments made pursuant to this Guaranty; or

(ix) or any other act, agreement, thing, omission or delay to do any other act or thing that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of a guarantor as a matter of law or equity.

(d) The Guarantor's obligation hereunder is to pay the Obligations in full when due according to the Promissory Note to the extent provided herein, and such obligation shall not be affected by any stay or extension of time for payment by the Borrower resulting from any proceeding under Title 11 of the United States Code, as now constituted or hereafter amended or replaced, or any similar federal or state law.

Section 4. No Discharge or Diminishment of Guaranty. The obligations of the Guarantor under this Guaranty shall not be subject to any reduction, limitation, impairment or termination for any reason (other than if the Obligations have been indefeasibly paid in full in cash), including, without limitation, any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or any discharge of the Borrower from any of the Obligations in a bankruptcy or similar proceeding or otherwise.

Section 5. Representations and Warranties. The Guarantor represents and warrants that:

(a) Organization and Good Standing. The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the State of California and has full power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.

(b) Due Qualification. The Guarantor is duly qualified to do business and is in good standing as a foreign corporation, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where the failure to so qualify to obtain such licenses and approvals or to preserve and maintain such qualification, licenses or approvals could not reasonably be expected to give rise to a material adverse effect with respect to the Guarantor.

(c) Power and Authority; Due Authorization. The Guarantor has all necessary limited partnership power and authority to execute and deliver this Guaranty and to perform all its obligations hereunder. The execution, delivery and performance of this Guaranty has been duly authorized by all necessary limited partnership action.

(d) Binding Obligations. This Guaranty constitutes the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution, delivery and performance of this Guaranty, and the fulfillment of the terms hereof, will not (i) conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, (A) the certificate incorporation or Bylaws, as amended, of the Guarantor or (B) any indenture, loan agreement, mortgage, deed of trust, or other material agreement or instrument to which the Guarantor is a party or by which it or any of its properties is bound or (ii) conflict with or violate any federal, state, local or foreign law or any decision, decree, order, rule or regulation applicable to the Guarantor or any of its properties of any court or of any federal, state, local or foreign regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Guarantor or any of its properties, except such conflict or violation described in clause (i)(B) and clause (ii), individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the ability of the Guarantor to perform its obligations under this Guaranty or the validity or enforceability of this Guaranty.

Section 6. Guarantor's Acknowledgment. The Guarantor hereby acknowledges that the Company entered into the transactions contemplated by the Agreement in reliance upon the execution of this Guaranty.

Section 7. Termination of Guaranty. The Guarantor's obligations hereunder shall continue in full force and effect until the Promissory Note and all interest due thereon is paid in full.

Section 8. Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by the Company and its respective successors, transferees and assigns. The Guarantor may not assign or transfer any of its obligations hereunder.

Section 9. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective unless the same shall be in writing and signed by the Company. No failure on the part of the Company to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

Section 10. Notices. All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties, if to Guarantor, at 27555 Ynez Road, Suite 330, Temecula, CA 92591 ("Borrower"), promises to pay to Ault Glazer Capital Partners, LLC., if to Lender, at 1800 Century Park East, Suite 200 Los Angeles, CA 90067. Such addresses may be changed by notice given as provided in this Section. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received not later than three (3) business days following the date of sending.

Section 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof that would result in the application of the laws of another jurisdiction).

Section 12. Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware chancery or federal court located in the City of Wilmington in the event any dispute arises out of this Agreement or any transaction contemplated by this Guaranty, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Guaranty or any transaction contemplated by this Guaranty in any court other than any such court and (d) waives any right to trial by jury with respect to any action related to or arising out of this Guaranty or any transaction contemplated by this Guaranty. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Guaranty or the transactions contemplated hereby in Delaware chancery or federal courts located in the City of Wilmington, and hereby further irrevocably and unconditionally waives and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 13. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS GUARANTY, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 14. Counterparts. This Guaranty may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

Section 15. Miscellaneous. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement. The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the guaranty, the amount of such liability shall, without any further action by the Guarantor be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for ease of reference only and shall not affect the meaning of the relevant provisions.

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IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

SURGICOUNT MEDICAL, INC.

By: ________________________________ Name: William B. Horne Title: Chief Financial Officer

AULT GLAZER CAPITAL PARTNERS, INC.

By: ________________________________ Name: Milton C. Ault III Title: Chairman and CEO